Exhibit 99.2



                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of TeraLogic, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, stockholders' deficit and cash flows present fairly, in all material respects, the financial position of TeraLogic, Inc. and its subsidiaries at December 31, 2001, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ PricewaterhouseCoopers LLP

San Jose, California

February 27, 2002

                                TERALOGIC, INC.
                          CONSOLIDATED BALANCE SHEETS


                                                     December 31, September 30,
                                                         2001         2002
                                                         ----         ----
                                                                   (unaudited)
Assets
Current Assets:
  Cash and cash equivalents                           $ 8,519,000  $ 3,553,000
  Restricted cash                                          65,000      147,000
  Trade accounts receivable, net of allowances
    for doubtful accounts of $72,000 and $100,000
    as of December 31, 2001 and September 30, 2002,
    respectively                                        1,782,000    2,738,000
  Inventories                                             636,000    2,424,000
  Prepaid expenses and other current assets               845,000    1,001,000
                                                      -----------  -----------
    Total current assets                               11,847,000    9,863,000

Property and equipment, net                             4,040,000    3,221,000
Intangible assets, net                                  1,449,000    1,105,000
Long term restricted cash                                  64,000           --
Other assets                                              290,000      125,000
                                                      -----------  -----------
    Total assets                                      $17,690,000  $14,314,000
                                                      ===========  ===========

Liabilities, Convertible Preferred Stock and Stockholders' Equity

Current Liabilities:
  Accounts payable                                    $ 2,391,000  $ 3,656,000
  Accrued liabilities                                   2,458,000    2,942,000
  Other current liabilities                                47,000      169,000
  Convertible notes                                            --    6,840,000
                                                      -----------  -----------
    Total current liabilities                           4,896,000   13,607,000

Other long-term liabilities                                75,000       75,000
Advance from customer                                   4,000,000    4,000,000
                                                      -----------  -----------

    Total liabilities                                   8,971,000   17,682,000
                                                      -----------  -----------

Commitments and Contingencies (Notes 8 and 10)

Convertible Preferred Stock, $0.001 par value,
  60,000,000 and 60,000,000 (unaudited) shares
  authorized; 25,450,603 and 25,450,603 (unaudited)
  shares issued and outstanding at December 31, 2001
  and September 30 2002, respectively                  92,826,000   93,259,000

Stockholders' Deficit:
  Common Stock, $0.001 par value, 100,000,000 and
    100,000,000 (unaudited) shares authorized;
    8,336,705 and 8,339,775 (unaudited) shares
    issued and outstanding at December 31, 2001 and
    September 30, 2002, respectively                        9,000        9,000
    Additional paid-in capital                          1,726,000    1,730,000
    Accumulated deficit                               (85,842,000) (98,366,000)
                                                      -----------  -----------
    Total stockholders' deficit                       (84,107,000) (96,627,000)
                                                      -----------  -----------
                                                      $17,690,000  $14,314,000
                                                      ===========  ===========


The accompanying notes are an integral part of these financial statements.

                                TERALOGIC, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                      Year Ended        Nine Months Ended
                                      December 31,         September 30,
                                                    --------------------------
                                         2001           2001         2002
                                         ----           ----         ----
                                                            (unaudited)
Revenues:
  Components and platforms            $  8,728,000  $  6,054,000  $ 10,916,000
  Non-recurring engineering services
    and software                         1,798,000     1,399,000     1,094,000
                                      ------------  ------------  ------------
     Total revenues                     10,526,000     7,453,000    12,010,000
                                      ------------  ------------  ------------

Costs and operating expenses:
  Cost of revenues, components and
    platforms                            5,749,000     3,839,000     6,359,000
  Research and development              19,961,000    15,540,000    11,982,000
  Selling, general and administrative    8,011,000     6,351,000     5,836,000
                                      ------------  ------------  ------------
    Total operating expenses            33,721,000    25,730,000    24,177,000
                                      ------------  ------------  ------------
Loss from operations                   (23,195,000)  (18,277,000)  (12,167,000)

Other income (expense), net                (45,000)       (8,000)       21,000
Interest income                            463,000       393,000        55,000
Interest expense                          (243,000)     (192,000)     (374,000)
                                      ------------  ------------  ------------
Net loss before income taxes           (23,020,000)  (18,084,000)  (12,465,000)

Income taxes                               (76,000)      (39,000)      (59,000)
                                      ------------  ------------  ------------
Net loss                              $(23,096,000) $(18,123,000) $(12,524,000)
                                      ============  ============  ============


The accompanying notes are an integral part of these financial statements.

                                TERALOGIC, INC.
              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT




                                        Additional
                        Common Stock      Paid-In      Accumulated
                       Shares    Amount   Capital        Deficit       Total
                       ------    ------   -------        -------       -----
Balance at December 31,
  2000                  6,779,504 $7,000 $1,166,000 $(62,746,000) $(61,573,000)

Exercise of stock
  options               1,580,289  2,000    596,000           --       598,000
Repurchase of stock
  options                 (23,088)    --    (36,000)          --       (36,000)
Net loss for the year          --     --         --  (23,096,000)  (23,096,000)
                        --------- ------ ---------- ------------  ------------

Balance at December 31,
  2001                  8,336,705  9,000  1,726,000  (85,842,000)  (84,107,000)
Exercise of stock
  options (unaudited)       3,070     --      4,000           --         4,000
Net loss for the nine
  months ended September
  30, 2002 (unaudited)         --     --         --  (12,524,000)  (12,524,000)
                        --------- ------ ---------- ------------  ------------
Balance at September 30,
  2002 (unaudited)      8,339,775 $9,000 $1,730,000 $(98,366,000) $(96,627,000)
                        ========= ====== ========== ============  ============



The accompanying notes are an integral part of these financial statements.

                                TERALOGIC, INC.

                     CONSOLIDATED STATEMENTS OF CASHFLOWS



                                      Year Ended       Nine Months Ended
                                      December 31,        September 30,
                                                    --------------------------
                                         2001           2001         2002
                                         ----           ----         ----
                                                            (unaudited)
Cash flows from operating activities:
  Net loss                            $(23,096,000) $(18,123,000) $(12,524,000)
  Adjustments to reconcile net loss to
    net cash used in operating
    activities:
    Depreciation and amortization        3,512,000     2,630,000     2,262,000
    Amortization of discount on
      convertible notes                         --            --       273,000
    Loss on disposal of fixed assets         9,000            --            --
    Provision (credit) for excess and
      obsolete inventories                 539,000       407,000      (500,000)
    Change in assets and liabilities:
      Trade accounts receivable           (689,000)     (534,000)     (956,000)
      Prepaid expenses and other assets    360,000       319,000         9,000
      Restricted cash                       64,000        64,000       (18,000)
      Inventories                          393,000       (69,000)   (1,288,000)
      Accounts payable                  (2,966,000)   (2,639,000)    1,265,000
      Accrued liabilities                 (101,000)      112,000       484,000
      Other liabilities                     63,000       (28,000)      122,000
                                      ------------  ------------  ------------
        Net cash used in operating
          activities                   (21,912,000)  (17,861,000)  (10,871,000)
                                      ------------  ------------  ------------

Cash flows from investing activities:
  Purchases of property and equipment,
    net of equipment disposal           (1,627,000)   (1,488,000)   (1,099,000)
  Purchases of intangible assets          (120,000)           --            --
                                      ------------  ------------  ------------
        Net cash used in investing
          activities                    (1,747,000)   (1,488,000)   (1,099,000)
                                      ------------  ------------  ------------

Cash flows from financing activities:
  Proceeds from issuance of convertible
    preferred stock, net of issuance
    costs                               13,781,000    13,781,000            --
  Proceeds from issuance of common
    stock                                  598,000       580,000         4,000
  Repurchase of stock options              (36,000)      (36,000)           --
  Principal payments on capital lease
    obligation                             (20,000)      (20,000)           --
  Proceeds from convertible notes and
    related warrants                            --            --     7,000,000
  Advance received from customer         4,000,000     4,000,000            --
  Payment of term loan and equipment
    line of credit                      (3,677,000)   (1,675,000)           --
                                      ------------  ------------  ------------
        Net cash provided by financing
          activities                    14,646,000    16,630,000     7,004,000
                                      ------------  ------------  ------------
Net decrease in cash and cash
  equivalents                           (9,013,000)   (2,719,000)   (4,966,000)

Cash and cash equivalents at beginning
  of period                             17,532,000    17,532,000     8,519,000
                                      ------------  ------------  ------------
Cash and cash equivalents at end of
  period                              $  8,519,000  $ 14,813,000  $  3,553,000
                                      ============  ============  ============

Non cash flow items:

  Warrants issued in connection with
    convertible notes                 $        --   $        --   $    433,000
                                      ============  ============  ============
Supplemental information:
  Cash paid for interest              $    196,000  $    192,000  $         --
                                      ============  ============  ============

Cash paid for taxes                   $         --  $     79,000  $     10,000
                                      ============  ============  ============



The accompanying notes are an integral part of these financial statements.

                                TERALOGIC, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE: 1 - The Company and Summary of its Significant Accounting Policies
          --------------------------------------------------------------

The Company
-----------

TeraLogic, Inc. (the "Company" or "TeraLogic") was incorporated in California on June 24, 1996 and reincorporated in Delaware on February 8, 1999. The Company is a provider of silicon and software solutions for broadband digital television platforms. The Company's products are incorporated into customer systems such as digital televisions, digital set-top boxes, personal video recorders and other consumer information and internet devices.

The Company has been successful in completing several rounds of private equity (convertible preferred stock) financing with investors and raised $13.8 million of net proceeds in 2001. However, the Company has incurred substantial losses and negative operating cash flows, mainly as a result of its research and development programs. At December 31, 2001 the Company had an accumulated deficit of $85.8 million. The Company had negative operating cash flows for the year ended December 31, 2001 of $21.9 million. Management expects operating losses and negative operating cash flows to continue for the next fiscal year because of additional costs and expenses related to development, marketing and expansion of its products, which are expected to be partially offset by increased revenues. Management plans to raise additional financing through private equity financing or bank financing, however, there can be no assurance that management will be successful at raising needed funds. Failure to raise additional capital required to fund research and development initiatives or sufficient revenues could have a material adverse effect on the Company's ability to continue as a going concern and to achieve its intended business objectives. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Unaudited interim results
-------------------------

The accompanying consolidated balance sheet as of September 30, 2002 and the consolidated statements of operations and cash flows for the nine months ended September 30, 2001 and 2002, and the consolidated statement of stockholders' deficit as of and for the nine months ended September 30, 2002, and related note disclosures herein are unaudited.

In the opinion of management, as of and for the nine months ended September 30, 2002 these statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the results of these periods. Results for the interim periods presented are not necessarily indicative of the results expected for the full year. For the first nine months of 2002, the Company raised $7.0 million of bridge financing. At September 30, 2002 the Company had an accumulated deficit of $98.4 million and negative cash flows for the nine months ending September 30, 2002 of $10.9 million.


Principles of consolidation and basis of presentation
-----------------------------------------------------

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated upon consolidation.


Use of estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and such differences could affect the results of operations reported in future periods.

Cash and cash equivalents
-------------------------

The Company considers all highly liquid investments with an original maturity at purchase of three months or less to be cash equivalents. At December 31, 2001 and September 30, 2002, $8,519,000 and $3,532,000, respectively, of money market mutual funds were included as part of cash and cash equivalents, the fair value of which approximates cost. A book overdraft of $377,000 is included in accounts payable at September 30, 2002.


Restricted cash
---------------

At December 31, 2001 and September 30, 2002, the Company had $129,000 and $147,000, respectively, invested in a certificate of deposit as security for a letter of credit issued in respect of the Company's office lease and credit card facility.


Revenue recognition
-------------------

The Company's sales activities involve the sale of products and services to provide a complete solution to its customers. Products include the sale of integrated circuits and reference designs. The Company also derives revenue from software services and by providing consulting, non-recurring engineering ("NRE") services and maintenance support.

The Company recognizes revenue from the sale of integrated circuits and reference designs upon shipment if there is a signed purchase order, the price is fixed and determinable, collection is probable and product returns are reasonably estimable. Revenue from sales to the Company's distributor in Japan under an agreement allowing certain rights of return is deferred until the distributor sells the product to a third party.

Software service revenue is generally recognized when a signed agreement or other persuasive evidence of an arrangement exists, the software has been shipped or electronically delivered, the software service fee is fixed and determinable and collection of resulting receivables is reasonably assured. In instances where significant customization and modifications are made to software delivered to customers, the Company accounts for such arrangements as construction type contracts.

For contracts with multiple elements (e.g., NRE products, maintenance and other services), the Company allocates revenue to each element based on objective evidence of its fair value. The Company recognizes revenue allocated to each element when the criteria for revenue set forth above are met.
The Company recognizes revenue from maintenance support ratably over the period of the maintenance contract. Payments for maintenance fees are generally received in advance and are non-refundable.


Property and equipment
----------------------

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, which range from three to seven years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining lease term.


Intangible assets
-----------------

The Company has classified as intangibles the costs associated with technology licenses acquired from third parties. Intangibles are amortized on a straight-line basis over the estimated useful lives of the assets, which are three or five years. The Company periodically evaluates the potential impairment of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable.

Research and development costs
------------------------------

Software development costs incurred subsequent to the establishment of technological feasibility and prior to general release of the product are capitalized and amortized on a straight-line basis over the estimated useful life of the related products, generally twenty-four months. To date, all software development costs incurred subsequent to technological feasibility and prior to general release, have been immaterial. Software development costs incurred prior to the establishment of technological feasibility are included in research and development. Research and development costs are charged to operations as incurred.


Stock-based compensation
-------------------------

The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." The Company's policy is to grant options with an exercise price equal to the fair market value of the Company's stock on the grant date as determined by the Board of Directors. The Company has provided additional pro forma disclosures as required under Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock Based Compensation."


Inventories
-----------

Inventories are stated at the lower of cost or market with cost being determined under the first-in, first-out method. The Company records inventory at standard costs, which approximate actual cost determined under the first-in, first-out method. Write-downs, when required, are made to reduce excess inventories to their net realizable values. Inventory purchases are based on forecasts from customers that can result in an over build of product which may result in subsequent write-downs of inventory to net realizable value. During the first nine months of 2002, the Company sold inventories considered to be excessive at the end of 2000. A credit of $500,000 was recognized in cost of revenues for components and platforms related to the sale of this previously written down inventory.


Concentrations of credit risk
-----------------------------

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with a high quality US financial institution.

The Company performs ongoing credit evaluations of its customer's financial condition and its risk of loss with respect to its accounts receivables is further mitigated by the fact that the Company's customer base is comprised of large and well-established companies. Customers which comprise a significant percentage of total revenue are presented in the following table:



                                      Year Ended       Nine Months Ended
                                      December 31,        September 30,
                                                    --------------------------
                                         2001           2001         2002
                                         ----           ----         ----
                                                            (unaudited)

Customer A                               27%          33%           29%
Customer B                               22%          13%           27%
Customer C                               19%          27%            4%



Customers, which comprise a significant percentage of accounts receivable, are presented in the following table:



                                            December 31,         September 30,
                                                2001                  2002
                                                ----                  ----
                                                                  (unaudited)

Customer A                                       34%                   1%
Customer B                                       27%                  33%
Customer C                                       13%                  12%
Customer D                                       --%                  23%
Customer E                                       --%                  11%


Customer C is a distributor in both 2001 and for the nine months ended September 30, 2002.


Comprehensive income
--------------------

The Company follows the provision of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", which establishes standards for reporting comprehensive income and its components in the financial statements. Comprehensive income includes all changes in equity during a period from non-owner sources. Comprehensive loss has equaled net loss for all periods presented.


Fair value of financial instruments
-----------------------------------

Carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable and accounts payable, accrued expenses and other liabilities are carried at cost which approximates their fair value due to the relatively short maturities of these instruments. (See note 6 regarding convertible notes.)


Foreign currency
----------------

The functional currency of the Company's wholly owned Japanese subsidiary is the U.S. dollar. Foreign currency transaction losses are included in other expenses, in the consolidated statements of operations, and amounted to $43,000 and $19,000 for the year ended December 31, 2001 and for the nine months ended September 30, 2002, respectively.


Advance from customer
---------------------

On April 20, 2001, the Company entered into a development and support agreement with a customer. Under the terms of the agreement, the customer advanced the Company $4,000,000 to fund development activities of the Company's next generation product. The non interest bearing advance is to be utilized as credits over future shipments of this next generation product with any balance remaining at February 29, 2004, to be repaid to the customer. The Company will recognize components and platform revenue as credits are received, provided that all other criteria are met to recognize revenue for qualifying shipments of the next generation product.

Recent accounting pronouncements
--------------------------------

In July 2001, the FASB issued Statement of Financial Accounting Standards No. 141 ("SFAS No. 141"), "Business Combinations." SFAS No. 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. The Company does not expect the adoption of SFAS No. 141 to have a material impact on its financial statements.

In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS No. 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets," which supersedes FAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" and the accounting and reporting provisions of APB No. 30, "Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and is effective for fiscal years beginning after December 15, 2001 as well as interim periods within those fiscal years. The Company does not expect the adoption of SFAS No. 144 to have a material impact on its financial statements.

In May 2002, the FASB issued Statement of Financial Accounting Standards No. 145 ("SFAS 145"), "Rescission of FASB Statements Nos. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS 145 eliminates Statement 4 (and Statement 64, as it amends Statement 4), which requires gains and losses from extinguishments of debt to be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. As a result, the criteria in APB Opinion No. 30 will now be used to classify those gains and losses. SFAS No. 145 amends FASB Statement No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions are accounted for in the same manner as sale-leaseback transactions. This amendment is consistent with the FASB's goal of requiring similar accounting treatment for transactions that have similar economic effects. In addition, SFAS No. 145 makes technical corrections to existing pronouncements. While those corrections are not substantive in nature, in some instances, they may change accounting practice. This statement is effective for fiscal years beginning after May 2002 for the provisions related to the rescission of Statements 4 and 64, and for all transactions entered into beginning May 2002 for the provision related to the amendment of Statement 13 although early adoption is permitted. The Company does not expect the adoption of SFAS 145 to have a material impact on its financial statements.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities'" ("SFAS 146"). SFAS 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for under EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The scope of SFAS 146 also includes costs related to terminating a contract that is not a capital lease and termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS 146 will be effective for exit or disposal activities that are initiated after December 31, 2002 and early application is encouraged. The effect on adoption of SFAS 146 will change, on a prospective basis, the timing of when restructuring charges are recorded from a commitment date approach to when the liability is incurred.

In August 2002, the EITF issued EITF No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables" ("EITF 00-21"). EITF 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities, and when and, if so, how an arrangement involving multiple deliverables should be divided into separate units of accounting. The Company does not expect the adoption of this EITF to have a material impact on its financial statements.

NOTE 2 - Balance Sheet Components
         ------------------------

                                                     December 31, September 30,
                                                         2001         2002
                                                         ----         ----
                                                                   (unaudited)
Inventories:
  Raw materials                                       $   389,000  $ 1,594,000
  Finished goods                                          247,000      830,000
                                                      -----------  -----------
                                                      $   636,000  $ 2,424,000
                                                      ===========  ===========

Property and equipment, net:
  Computer and office equipment                       $ 5,890,000  $ 6,595,000
  Computer software                                     6,958,000    7,330,000
  Furniture and fixtures                                  744,000      758,000
  Leasehold improvements                                  565,000      575,000
                                                      -----------  -----------
                                                       14,157,000   15,258,000
  Less: accumulated depreciation                      (10,117,000) (12,037,000)
                                                      -----------  -----------
                                                      $ 4,040,000  $ 3,221,000
                                                      ===========  ===========

Accrued liabilities:
  Accrual for payroll and related expenses            $   331,000  $   580,000
  Accrual for vacation expense                            535,000      696,000
  Accrual for assets and maintenance contracts            808,000      597,000
  Accrued commission and fees                              95,000       73,000
  Deferred revenue                                         47,000      105,000
  Professional fees                                       213,000      287,000
  Other                                                   429,000      604,000
                                                      -----------  -----------
                                                      $ 2,458,000  $ 2,942,000
                                                      ===========  ===========


Depreciation expense was $3.0 million, $2.5 million, and $1.9 million, respectively, for the year ended December 31, 2001, and for the nine months ending September 30, 2001 and 2002, respectively.

NOTE 3 - Income Taxes
         ------------

During 2001, the Company recognized a $76,000 income tax provision for its foreign subsidiary in Japan. No provision or benefit for income taxes has been recognized by the U.S. entity, since the Company has incurred losses since inception.

Deferred tax assets consist of the following:

                                                               Year Ended
                                                               December 31,
                                                                   2001
                                                                   ----

Net operating loss carryforwards                                $ 29,096,000
Research and development credit carryforwards                      2,980,000
Inventory and accounts receivable valuation                          274,000
Depreciation and amortization                                      1,014,000
Other                                                                366,000
                                                                ------------
Net deferred tax assets                                           33,730,000
Deferred tax asset valuation allowance                           (33,730,000)
                                                                ------------
                                                                $         --
                                                                ============

The Company has provided a valuation allowance for the full amount of its net deferred tax assets since management considers that the realization of any future benefit from deductible temporary differences and net operating loss and tax credit carryforwards cannot be sufficiently assured at December 31, 2001.

At December 31, 2001, the Company had federal and state net operating loss carryforwards of approximately $80,817,000 and $42,019,000, respectively, available to reduce future taxable income which expire at various dates between 2009 and 2021 if not utilized. Under the Tax Reform Act of 1986, the amounts of benefits from net operating loss carryforwards may be impaired or limited as the Company has incurred a cumulative ownership change of more than 50%, as defined, over a three year period.

At December 31, 2001, the Company had federal and state research and development tax credits of $2,174,000 and $806,000, respectively. The federal research and development tax credits will begin to expire in 2019, while the California research tax credits may be carried forward indefinitely. Under the provisions of the Internal Revenue Code, changes in the Company's ownership cause limitations on the amount of research and development credit carryforwards which can be used in future years.

NOTE 4 - Intangible Assets
         -----------------

In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142 ("SFAS No. 142"), "Goodwill and Other Intangible Assets," which is effective for fiscal years beginning after December 15, 2001. SFAS No. 142 requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions upon adoption for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the testing for impairment of existing goodwill and other intangibles using the discounted cash flows method. The Company did not have any goodwill that was amortized prior to the adoption of SFAS No. 142.

Intangible assets consist of the following:


                                                     December 31, September 30,
                                                         2001         2002
                                                         ----         ----
Purchased Technologies and licenses                   $ 2,047,000  $ 2,052,000
Less: Accumulated Amortization                           (598,000)    (947,000)
                                                      -----------  -----------

                                                      $ 1,449,000  $ 1,105,000
                                                      ===========  ===========


At September 30, 2002, amortization expense was expected to be as follows:



Year ending December 31,                              Amortization
------------------------                              ------------

2002 (October 1, 2002 through December 31, 2002)      $    123,000
2003                                                       372,000
2004                                                       305,000
2005                                                       282,000
2006                                                        23,000
                                                      ------------
                                                      $  1,105,000
                                                      ============



Amortization expense was $0.5 million, $0.1 million, and $0.3 million for the year ended December 31, 2001, and for the nine months ended September 30, 2001 and 2002, respectively.

NOTE 5 - Convertible Preferred Stock
         ---------------------------

The articles of incorporation of the Company as amended, authorize 60,000,000 shares of Convertible Preferred Stock. At December 31, 2001, the terms and amounts of the Series A, Series B, Series C, Series D, Series E-1, Series E-2, Series E-3, Series E-4, Series E-5 and Series E-6 Convertible Preferred Stock are as follows:


                                  Shares Issued                    Additional
                    Shares             and                           Paid-In
Series            Authorized       Outstanding      Par Value        Capital
------            ----------       -----------      ---------        -------
A                  1,026,714        1,026,714       $  1,000       $ 2,939,000
B                  3,509,175        3,509,175          4,000         9,471,000
C                 12,000,000        8,509,761          9,000        25,245,000
D                  2,000,000        1,983,237          2,000         8,906,000
E-1                1,375,000        1,000,000          1,000         4,083,000
E-2                1,000,000        1,000,000          1,000         4,996,000
E-3                2,500,000        1,377,645          1,000         7,886,000
E-4                1,739,131        1,739,131          2,000         9,988,000
E-5                  833,334          833,334          1,000         4,979,000
E-6                8,064,517        4,471,606          4,000        13,777,000
Warrants                                                               530,000
                  ----------       ----------       --------       -----------
                  34,047,871       25,450,603       $ 26,000       $92,800,000
                  ==========       ==========       ========       ===========



The remaining shares of preferred stock may be issued from time to time in one or more series.

The rights, preferences, privileges and restrictions with respect to the Company's Convertible Preferred Stock are summarized as follows:


Dividends
---------

Holders of Series A, Series B, Series C, Series D, Series E-1, Series E-2, Series E-3 voting, Series E-3 non-voting, Series E-4, Series E-5 and Series E-6 Convertible Preferred Stock shall be entitled to receive non-cumulative dividends at the annual rate of $0.08, $0.27, $0.31, $0.45, $0.475, $0.50,
$0.575, $0.575, $0.575, $0.60, and $0.31 per share, respectively, if and when declared by the Board of Directors. Such dividends are payable in preference to any dividend of Common Stock declared by the Board of Directors.


Conversion
----------

Each issued share of the Preferred Series is convertible, at the option of the holder, into one share of Common Stock, which will be adjusted in accordance with anti-dilution provisions when future rounds of preferred stock are issued at lower prices than prior rounds. As a result of the anti-dilution provisions, 25,451,000 shares of preferred stock are convertible into 26,062,000 shares of common stock. The preferred series will be automatically converted upon the earlier of (i) the date specified by vote or written consent of the holders of a majority of the outstanding shares of the Preferred Series or (ii) immediately upon the closing of an initial public offering of the Company's Common Stock with a per share price of at least $7.00 and gross proceeds of at least $20,000,000, net of related expenses.

Voting
------

The holders of the Preferred Series that have not been designated as non-voting have one vote for each share of Common Stock into which shares may be converted.


Liquidation
-----------

In the event of liquidation, dissolution or winding up of the Company, and including a merger, acquisition or sales of assets, the holders of Series A, Series B, Series C, Series D, Series E-1, Series E-2, Series E-3 voting, Series E-3 non-voting, Series E-4, Series E-5 and Series E-6 Preferred Stock shall be entitled to receive, prior and in preference to any distribution to holders of Common Stock, an amount equal to $0.7938, $2.70, $3.10, $4.50, $4.75, $5.00,
$5.75, $5.75, $5.75, $6.00 and $3.10, respectively, plus any declared but unpaid dividends. After the above distribution has been paid, the remaining assets of the Company, if any, shall be distributed ratably among the holders of the Company's Common Stock and the Preferred Series convertible preferred stock holders on an as-if-converted basis. However, total distribution shall not exceed $1.5876, $5.40, $6.20, $9.00, $9.50, $10.00, $11.50, $11.50, $11.50,
$12.00, and $6.20 per share for holders of Series A, Series B, Series C, Series D, Series E-1, Series E-2, Series E-3 voting, Series E-3 non-voting, Series E-4, Series E-5, and Series E-6, respectively.


Warrants
--------

On August 1998, the Company granted warrants to purchase 241,933 shares of Series C Preferred Stock, which were in connection with a bridge loan financing agreement granted on December 31, 1997. The warrants must be exercised on or before the earlier to occur of (a) August 6, 2003, (b) twelve months after the successful completion of an initial public offering, or (c) any "Change of Control" as defined in the warrant agreement.

In September 1999, in connection with the receipt of certain commitments for the purchase of the Company's products and coincident with the purchase by a manufacturer of Series E-1 Preferred Stock, TeraLogic granted a warrant to purchase 375,000 shares of Series E-1 Preferred Stock at an exercise price of $5.00 per share. The warrant is immediately exercisable and expires the earlier of July 31, 2002 or six months after the initial public offering of the company. All gains realizable from exercise of the warrant up to January 31, 2001, is refundable to the Company unless the manufacturer purchased certain quantities of the Company's products during the period September 1999 through January 2001. The manufacturer may elect to forfeit the warrant if it does not wish to refund the gain. The manufacturer has not met the purchase obligations defined in the warrant agreement, neither has it elected to refund the gain in the underlying stock value or return the warrants. The warrants expired on July 31, 2002, and the warrants are assumed to be forfeited.

NOTE 6 - Convertible Notes and Warrants (unaudited)
         -----------------------------------------

On June 6, 2002, the Company entered into a bridge financing arrangement with a customer (the "lenders") for $5.0 million to finance the Company's operations. In connection with the financing arrangement, the Company raised additional funds of $2.0 million from Oak Technology, Inc. ("Oak") on September 23, 2002. The Company issued notes and warrants in exchange for the financing. The notes bear interest at 6% per annum, accrued monthly, and are convertible into Series E-7 preferred stock based on the price at which Series E-7 will be issued and is repayable on demand if the Series E-7 financing is not raised by October 31, 2002. The warrants are to purchase $700,000 of shares of Series E-7 preferred stock upon issuance for a term that expires on June 5, 2007. The fair value of the warrants at the date of grant were $433,000 using the relative fair value calculation stipulated in APB 14 "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants" and the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 4.38%; expected volatility of 80%; expected life of approximately 5 years and no dividend yield. As of September 30, 2002, none of the warrants have been exercised. In connection with the warrants, the Company amortized interest expense of $273,000 for the nine months ended September 30, 2002.


NOTE 7 - Common Stock
         ------------

The Company has authorized 100,000,000 shares of Common Stock of which 8,339,775 shares have been issued as of September 30, 2002. A total of 8,339,775 shares of Common Stock have been issued to the founders and employees of the Company as of September 30, 2002, of which 2,000 shares are subject to a right of repurchase (the "repurchase right") by the Company at the original purchase price. The repurchase right generally lapses over a four-year period.


1996 Stock Plan
---------------

The Company's Stock Option and Stock Purchase Plan (the "Plan") authorizes the Board of Directors to grant up to 12,330,000 incentive stock options, non-statutory stock options and directly award or sell shares to employees, directors and consultants. The plan provides that incentive stock options may only be granted to employees of the Company and must be granted at an exercise price not less than 100% of the estimated fair value of the Common Stock on the date of grant, as determined by the Board of Directors. Non-statutory stock options and directly awarded or sold shares may be granted to employees and consultants at a price not less than 85% of the estimated fair value of the Common Stock as determined by the Board. Options generally vest over a four-year period and are exercisable for a maximum period of ten years from the date of grant. Shares awarded or sold are subject to a repurchase right by the Company with such repurchase right lapsing ratably over a four-year period. Options granted or shares sold to a stockholder owning more than 10% of the outstanding stock of the Company at the time of grant must be issued at a price not less than 110% of the estimated fair value of the stock on the date of grant and such incentive stock options are not exercisable after five years.

A summary of all option activity under the Plan is as follows:



                                                                     Weighted
                                        Shares                        Average
                                       Available      Options          Price
                                       For Grant     Outstanding     Per Share
                                       ---------     -----------     ---------
Balance at December 31, 2000            2,690,000     6,919,000         $1.50

Additional shares authorized by
  Board of Directors and stockholders   2,000,000            --         $  --
Options granted                        (4,324,000)    4,324,000         $2.05
Shares repurchased                         23,000                       $1.55
Options exercised                              --    (1,580,000)        $0.39
Options cancelled                       2,334,000    (2,334,000)        $2.04
                                       ----------    ----------

Balance at December 31, 2001            2,723,000     7,329,000         $1.92
                                       ==========    ==========


There are 2,864,485 options vested at December 31, 2001.


The following table summarizes information about employee stock options outstanding :


                                        Weighted
                           Options       Average      Options        Weighted
                        Outstanding at  Remaining  Exercisable at     Average
                         December 31,  Contractual  December 31,     Exercise
Exercise Price              2001          Life          2001           Price
--------------              ----          ----          ----           -----
                                       (in years)
$0.27                       422,000       5.65         422,000          $0.27
$0.34                       125,000       6.50         110,000          $0.34
$0.50                       109,000       6.88          60,000          $0.50
$1.00                        50,000       7.12          35,000          $1.00
$1.30                     1,622,000       9.82         331,000          $1.30
$1.55                       144,000       7.32          94,000          $1.55
$1.80                     1,177,000       7.57         800,000          $1.80
$1.90                        42,000       8.08          21,000          $1.90
$2.50                     2,988,000       8.14         794,000          $2.50
$2.75                       650,000       9.12         197,000          $2.75
                          ---------                  ---------
                          7,329,000       7.25       2,864,000          $1.92
                          =========                  =========


All options were granted at an exercise price equal to the fair market value of the Company's common stock as determined by the board of directors at the date of grant. The weighted average fair value at the date of grant of options granted during 2001 was approximately $0.45. The fair value of options was calculated using the Black-Scholes model with the following assumptions:



                                                 Fiscal Year Ended
                                                       2001
                                                       ----
Expected life (in years)                                  4
Risk free interest rate                                4.44%
Volatility                                                0%
Dividend yield                                            0%



The Company accounts for the Plan in accordance with the provisions of Accounting Principles Board Opinion No. 25. Had compensation cost for the Company's stock option plan been determined based on the minimum value at the grant dates, as prescribed in SFAS 123, the Company's pro forma net loss for 2001 would have been $23,792,000.


NOTE 8 - Commitments
         -----------

In December 1998, the Company leased its office facilities under two non-cancelable operating leases which expire in December 2004 and August 2005. Rent expense for the year ended December 31, 2001 was $1,297,000. Future minimum payments under all the non-cancelable leases at December 31, 2001 are as follows:


                                                 Operating        Sublease
Year ending December 31,                           Leases          Income
------------------------                           ------          ------
2002  October 1, 2002 through December 31,
        2002 (unaudited)                        $   348,000     $    99,000
2003                                              1,392,000         395,000
2004                                              1,330,000         367,000
2005                                                684,000              --
                                                -----------     -----------
Minimum lease payments                          $ 3,754,000     $   861,000
                                                ===========     ===========



Assets acquired under capital lease obligations are included in property and equipment and totaled $0, net with related accumulated amortization of $20,000 at December 31, 2001.


NOTE 9 - 401(k) Plan
         -----------

In October 1998, the Company established a savings plan under Section 401(k) of the Internal Revenue Code. This savings plan allows eligible employees to contribute up to 25 percent of the total compensations of a pre-tax basis that would otherwise be paid to the participants, not to exceed the amount allowed by the applicable statutory prescribed limit. The Company pays the administrative costs of the plan. The plan provides the Company the option to make matching contributions. During 2001 the Company did not make any matching contributions into the plan.

NOTE 10 - Contingencies
          -------------

On February 27, 2002, the Company received a notice from Hitachi America, Ltd. alleging infringement of certain Hitachi patents. The Company is conducting an investigation of this matter, and has not yet formed any conclusion regarding the substance of the allegations. Due to the early stages of the investigation of the allegations, management can not estimate the possible loss, if any, or range of loss that may ultimately be incurred in connection with the allegations. However, based on the facts currently known, management does not believe that these matters will have a material adverse effect on the financial position or results of operations of the Company.


NOTE 11 - Subsequent Events  (unaudited)
          -----------------------------

On April 11, 2002, the Company received notice from Philips alleging infringement of certain patents. The Company is conducting an investigation of this matter and accrued $86,000 as an estimate of the royalty that may become due to Philips. Based on the facts currently known, management believes that the provision is adequate and that this matter will not have a material adverse effect on the financial position or results of operations of the Company.

On October 25, 2002, the Company signed a merger agreement with Oak Technology, Inc. ("Oak") under which preferred stockholders of the Company received a cash payment of approximately $38 million. In accordance with the merger agreement and the Company's Certificate of Incorporation, each share of preferred stock was cancelled in exchange for its corresponding share of the purchase price and each share of common stock was cancelled for no consideration. In addition, with the exception of the warrants issued in connection with the convertible notes (Note 6), all outstanding options and warrants to purchase capital stock of the Company were cancelled. The Company has been advised by certain common stockholders that they intend to pursue their dissenter's rights. The Company believes that any such pursuit would not have any merit due to the Company's Certificate of Incorporation.